Exhibit 99.1

Press Contact:
Will Thoretz
203-517-3119
Will.thoretz@isg-one.com

Investor Contact:
Bert Alfonso
203-517-3104
Bert.alfonso@isg-one.com

Information Services Group Announces

Record Fourth-Quarter and Full-Year 2022 Results

●	Reports fourth-quarter GAAP revenues of $74 million, an all-time quarterly high, exceeding guidance and including a negative FX impact of $3.2 million
●	Reports fourth-quarter net income of $4 million, GAAP EPS of $0.09 and adjusted EPS of $0.13, all fourth-quarter records
●	Reports record fourth-quarter adjusted EBITDA of $11 million, exceeding guidance
●	Achieves record full-year results: GAAP revenues of $286 million, up 8% in constant currency; operating income of $29 million, up 17%; net income of $20 million, up 27%; adjusted net income of $27 million, up 18%, GAAP EPS of $0.39, up 30%; adjusted EPS of $0.53, up 20%; adjusted EBITDA of $43 million, up 11%
●	Declares first-quarter dividend of $0.04 per share, payable March 31, 2023, to shareholders of record as of March 20, 2023
●	As previously announced, amends credit agreement to include more favorable terms, an extended maturity date, elimination of $4.3 million of mandatory annual principal payments, and conversion to an all-revolving credit facility with $140 million of borrowing capacity
●	Sets first-quarter guidance: revenues between $73 million and $75 million and adjusted EBITDA between $10 million and $11 million

STAMFORD, Conn., March 9, 2023 ― Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced record financial results for the fourth quarter and full year ended December 31, 2022.

“ISG delivered our best quarterly and full-year performance in our 17-year history—on every key financial metric,” said Michael P. Connors, chairman and CEO. “Fourth-quarter revenue and profitability reached record highs, led by double-digit operating growth in the Americas and Europe as client demand for efficiency and optimization escalates. Our suite of client solutions in digital transformation, cost optimization, research, workplace and governance services, supported by our successful ISG NEXT operating model, is a winning combination.”

Some clients, especially those in industries and geographies facing the toughest market conditions, are turning to ISG to help them optimize their IT and operating environments, Connors said. “Clients trust ISG for our unmatched combination of data, insights, expertise, tools and solutions to help streamline their technology and operating environments, reinvest in continuous transformation and get the most out of the collaboration between people and technology,” he said.

Fourth-Quarter 2022 Results

Reported revenues for the fourth quarter were a record $74.2 million, up 7 percent from $69.6 million in the prior year, and up 11 percent in constant currency. Currency translation negatively impacted reported revenues by $3.2 million versus the prior year. Reported revenues were $43.6 million in the Americas, up 12 percent; $23.9 million in Europe, up 1 percent on a reported basis and up 12 percent in constant currency; and $6.7 million in Asia Pacific, down 4 percent on a reported basis and up 5 percent in constant currency, all versus the prior year.

ISG reported fourth-quarter operating income of $7.2 million, flat versus the prior year. Reported fourth-quarter net income was a record $4.3 million, up 20 percent, compared with net income of $3.6 million in the prior year. Fully diluted earnings per share was a record $0.09, compared with $0.07 per fully diluted share in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 5.8 percent, from 5.1 percent in the fourth quarter of 2021.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the fourth quarter was $6.5 million, or a record $0.13 per share on a fully diluted basis, compared with adjusted net income of $5.1 million, or $0.10 per share on a fully diluted basis, in the prior year’s fourth quarter.

Fourth-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was a record $11.1 million, up 9 percent from the prior-year fourth quarter. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 15 percent, up 33 basis points from the prior year.

Full-Year 2022 Results

Reported revenues for the full-year were a record $286.3 million, up 3 percent versus the prior-year, and up 8 percent in constant currency. Currency translation negatively impacted reported revenues by $12.7 million versus 2021. Reported revenues were $166.7 million in the Americas, up 4 percent; $89.9 million in Europe, flat on a reported basis and up 12 percent in constant currency; and $29.7 million in Asia Pacific, up 8 percent on a reported basis and up 16 percent in constant currency, all versus the prior year.

ISG reported record full-year operating income of $29.5 million, up 17 percent from $25.3 million in the prior year. The firm also reported record net income and fully diluted earnings per share of $19.7 million and $0.39, respectively, versus net income of $15.5 million and earnings per share of $0.30 in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 6.9 percent, from 5.6 percent in the same period last year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the full year was a record $26.9 million, or $0.53 per share on a fully diluted basis, compared with adjusted net income of $22.9 million, or $0.44 per share on a fully diluted basis, in the prior year.

Full-year adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $43.3 million, up 11 percent from the prior year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was a record 15 percent, up more than 110 basis points from the prior year.

Other Financial and Operating Highlights

ISG generated $6.6 million of cash from operations in the fourth quarter, compared with $2.5 million in the prior year, and $11.1 million for the full year. The firm’s cash balance totaled $30.6 million at December 31, 2022, up from $19.7 million at September 30, 2022.

During the fourth quarter, ISG paid dividends of $2.0 million, paid down $1.1 million of debt and drew down $9.0 million on its revolving credit agreement with the funds used for the acquisition of Change 4 Growth and for general operating purposes. As of December 31, 2022, ISG had $79.2 million in debt outstanding, compared with $74.5 million at the end of the fourth quarter last year. The firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was 1.8 times, a record low for year end.

“Our strong operating results allowed us to return $23.6 million of capital to our shareholders in the form of dividends and share repurchases in 2022,” Connors said. “It also allowed us to amend our existing credit agreement, converting it to an all-revolver facility, with more favorable terms and an extended maturity date.”

Amended Credit Agreement

As previously announced, on February 22, 2023, ISG successfully amended the credit agreement that the firm originally entered into on March 10, 2020. The amended agreement provides $140 million of borrowing capacity at more favorable terms, converts the previous term and revolving loan into an all-revolving credit facility, eliminates $4.3 million of mandatory annual principal payments under the previous agreement, and extends the maturity date of the previous agreement by three years, to February 2028.

2023 First-Quarter Revenue and Adjusted EBITDA Guidance

“For the first quarter, ISG is targeting revenues of between $73 million and $75 million – including 200 basis points of FX headwinds – and adjusted EBITDA of between $10 million and $11 million. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a first-quarter dividend of $0.04 per share, payable on March 31, 2023, to shareholders of record as of March 20, 2023.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, March 10, 2023, to discuss the company’s fourth-quarter results. The call can be accessed by dialing +1 833-470-1428; or, for international callers, by dialing +1 929-526-1599. The access code is 356636. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2022, and December 31, 2021. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 900 clients, including more than 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs 1,600 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com

Information Services Group, Inc.

Condensed Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Revenues	$74,167	$69,569	$286,267	$277,832
Operating expenses
Direct costs and expenses for advisors	44,539	41,063	169,650	168,475
Selling, general and administrative	20,963	19,991	81,769	78,759
Depreciation and amortization	1,496	1,369	5,368	5,331
Operating income	7,169	7,146	29,480	25,267
Interest income	63	(54)	189	142
Interest expense	(1,160)	(548)	(3,157)	(2,342)
Foreign currency transaction gain (loss)	(78)	46	170	44

Income before taxes	5,994	6,590	26,682	23,111
Income tax provision	1,711	3,012	6,956	7,582
Net income	$4,283	$3,578	$19,726	$15,529

Weighted average shares outstanding:
Basic	48,128	48,988	48,175	48,638
Diluted	49,769	51,885	50,420	51,756

Earnings per share:
Basic	$0.09	$0.07	$0.41	$0.32
Diluted	$0.09	$0.07	$0.39	$0.30

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021

Net income	$4,283	$3,578	$19,726	$15,529
Plus:
Interest expense (net of interest income)	1,097	602	2,968	2,200
Income taxes	1,711	3,012	6,956	7,582
Depreciation and amortization	1,496	1,369	5,368	5,331
Interest accretion associated with contingent consideration	25	(12)	33	101
Acquisition-related costs (1)	241	254	282	240
Severance, integration and other expense	175	65	633	1,406
Foreign currency transaction (gain) loss	78	(46)	(170)	(44)
Non-cash stock compensation	2,028	1,392	7,460	6,467
Adjusted EBITDA	$11,134	$10,214	$43,256	$38,812

Net income	$4,283	$3,578	$19,726	$15,529
Plus:
Non-cash stock compensation	2,028	1,392	7,460	6,467
Intangible amortization	743	642	2,323	2,643
Interest accretion associated with contingent consideration	25	(12)	33	101
Acquisition-related costs (1)	241	254	282	240
Severance, integration and other expense	175	65	633	1,406
Foreign currency transaction (gain) loss	78	(46)	(170)	(44)
Tax effect (2)	(1,052)	(734)	(3,379)	(3,460)
Adjusted net income	$6,521	$5,139	$26,908	$22,882

Weighted average shares outstanding:
Basic	48,128	48,988	48,175	48,638
Diluted	49,769	51,885	50,420	51,756

Adjusted earnings per share:
Basic	$0.14	$0.10	$0.56	$0.47
Diluted	$0.13	$0.10	$0.53	$0.44

(1)	Consists of expenses from acquisition-related costs and non-cash fair value adjustment on pre-acquisition contract liabilities.
(2)	Marginal tax rate of 32% reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2022	Three Months Ended	Constant currency	December 31, 2021
	December 31, 2022	impact	Adjusted	December 31, 2021	impact	Adjusted
Revenue	$74,167	$4,051	$78,218	$69,569	$844	$70,413
Operating income	$7,169	$244	$7,413	$7,146	$240	$7,386
Adjusted EBITDA	$11,134	$303	$11,437	$10,214	$212	$10,426

	Twelve Months		Twelve Months Ended	Twelve Months		Twelve Months Ended
	Ended	Constant currency	December 31, 2022	Ended	Constant currency	December 31, 2021
	December 31, 2022	impact	Adjusted	December 31, 2021	impact	Adjusted
Revenue	$286,267	$11,795	$298,062	$277,832	$(871)	$276,961
Operating income	$29,480	$1,217	$30,697	$25,267	$(460)	$24,807
Adjusted EBITDA	$43,256	$1,383	$44,639	$38,812	$(512)	$38,300